UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

NEW ERA ENERGY & DIGITAL, INC.

(Name of Registrant As Specified In Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEW ERA ENERGY & DIGITAL, INC.
200 N. Loraine Street, Suite 1324
Midland, TX 79701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of New Era Energy & Digital, Inc.:
NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company” or “we”), will be held on December 16, 2026, at 10:00 a.m. Eastern Time.
The Annual Meeting will be held solely by live audio webcast, and registered attendees may listen, submit questions and vote during the meeting. To attend, register at https://web.viewproxy.com/NUAI/2026 by 11:59 p.m. Eastern Time on December 15, 2026. Before the meeting, you will receive an email invitation with your unique join link.
The Annual Meeting is being held for the purpose of considering and voting upon the following proposals:
1.
To elect five (5) nominees to serve on the Board of Directors of the Company until the 2027 Annual Meeting of Stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal;

2.
To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for the year ending December 31, 2026;

3.
To approve a proposal to adjourn the Annual Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals set forth above; and

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed October 20, 2026, as the record date to determine stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.
If you have any questions or need assistance voting your shares, please call us at (432) 695-6997 or our proxy solicitor, Alliance Advisors, LLC, at 1-877-202-1397.
By Order of the Board of Directors,
/s/ Charles Nelson

Charles Nelson
Chief Executive Officer and Chairman
Midland, Texas
November 5, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2026.
The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available on the Internet at https://web.viewproxy.com/NUAI/2026.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the proxy card mailed to you, or vote as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote at the virtual Annual Meeting, you must follow the instructions from that record holder. Please refer to the section entitled “Important Information About the Annual Meeting and Voting — How do I vote?” on page 2 of the Proxy Statement for a description of how to vote in advance of the Annual Meeting.

i

NEW ERA ENERGY & DIGITAL, INC.
200 N. Loraine Street, Suite 1324
Midland, TX 79701
PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held on December 16, 2026
INTRODUCTION
The enclosed proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company” or “we”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on December 16, 2026, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. The Notice of Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 13, 2026, and a form of proxy card (the “Proxy Card”) are being first mailed or made available on or about November 5, 2026, to our stockholders of record as of October 20, 2026 (the “Record Date”).
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
Our Board of Directors is soliciting your proxy to vote at the Annual Meeting, to be held by live audio webcast on December 16, 2026, at 10:00 a.m. Eastern Time. You are receiving these materials because you held shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), as a stockholder of record or as a beneficial owner at the close of business on the Record Date. Please read this Proxy Statement carefully before voting. For information on voting and attending the Annual Meeting, see “How do I vote?” and “How can I attend the Annual Meeting?” below.
Why did I receive a notice regarding the availability of proxy materials instead of a full set of printed materials?
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials over the Internet. On or about November 5, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice explains how to access this Proxy Statement and our Annual Report on Form 10-K online and how to vote. You will not receive printed materials unless you request them.
How can I request printed copies of the proxy materials?
You may request printed or emailed copies free of charge, for this meeting or on an ongoing basis, by:
Internet: https://web.viewproxy.com/NUAI/2026
Telephone: 1-877-777-2857 (toll-free)
Email: requests@viewproxy.com
Please make your request by December 9, 2026, to allow time for delivery before the Annual Meeting. Your request will remain in effect until you change it.
What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will vote on the following proposals:
1.
To elect five (5) nominees to serve on the Board of Directors of the Company until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and his or her successor is duly elected and qualified or until his or her death, resignation or removal (“Proposal One” or “Election of Directors Proposal”);

2.
To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for the year ending December 31, 2026 (“Proposal Two” or “Ratification of Auditors Proposal”);

3.
To approve a proposal to adjourn the Annual Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals set forth above (“Proposal Three” or “Adjournment Proposal”); and

4.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Members of our Board of Directors and management will be present at the Annual Meeting to respond to appropriate questions from stockholders.
Who is entitled to vote at the Annual Meeting?
Stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 117,291,542 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each proposal.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?
Stockholder of record.   If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record of those shares.
Beneficial owner.   If your shares are held in an account at a bank, broker or other nominee, you are the beneficial owner of shares held in “street name.” Your bank, broker or other nominee is the stockholder of record and must vote your shares as you instruct.
How do I vote?
Stockholders of record.   You may vote:
By Internet at www.AALvote.com/NUAI, using the control number on your proxy card;
By telephone at 1-866-804-9616 (toll-free), using the control number on your proxy card;
By mail, if you requested printed materials, by completing, signing, dating and returning your proxy card in the postage-paid envelope provided; or
During the Annual Meeting, using the Virtual Control Number you will receive after registering (see “How can I attend the Annual Meeting?” below).
Internet and telephone voting will close at 11:59 p.m. Eastern Time on December 15, 2026. Proxy cards returned by mail must be received by December 15, 2026.
Beneficial owners.   Follow the voting instructions from your bank, broker or other nominee. To vote during the Annual Meeting, you must obtain a legal proxy from your bank, broker or other nominee and provide it when you register for the Annual Meeting.
Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance.
How can I attend the Annual Meeting?
To attend, register at https://web.viewproxy.com/NUAI/2026 by 11:59 p.m. Eastern Time on December 15, 2026. Before the meeting, you will receive an email invitation with your unique join link and a password. Registered attendees may listen, submit questions and vote during the Annual Meeting.

Stockholders of record.   If you indicate during registration that you will vote at the meeting, you will receive a Virtual Control Number by email once your registration is approved. You need this number to vote, but not to join.
Beneficial owners.   To vote at the meeting, you must provide a legal proxy from your bank, broker or other nominee during registration. You will then be assigned a Virtual Control Number. If you cannot obtain a legal proxy, you may still attend, but not vote, by providing proof of stock ownership. Instructions are posted at the registration website.
Stockholders may submit questions before and during the meeting. We will answer questions relevant to the business of the Annual Meeting as time permits. Please log in by 9:45 a.m. Eastern Time on December 16, 2026. For technical help, email VirtualMeeting@viewproxy.com or call 1-866-612-8937.
What if I do not give voting instructions?
Stockholders of record.   If you submit a proxy without voting instructions, your shares will be voted as our Board of Directors recommends.
Beneficial owners.   Without your instructions, your bank or broker may vote your shares on “routine” matters but not on “non-routine” matters. When it cannot vote on a proposal, the result is a “broker non-vote.” We expect Proposal One to be non-routine and Proposals Two and Three to be routine. Please give your bank or broker voting instructions so your vote is counted on every proposal.
Can I change my vote after I submit my proxy?
Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do so in any of the following ways:
Voting again by Internet or telephone before the deadline (only your latest vote will count).
Submitting a properly completed proxy card with a later date.
Sending written notice of revocation to our Corporate Secretary at the Company’s principal executive offices.
Voting during the Annual Meeting (attending alone will not revoke your proxy).
If you are a beneficial owner, follow the instructions from your bank, broker or other nominee, or obtain a legal proxy and vote during the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
A quorum is required to conduct business. Stockholders representing one-third (33.4%) of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes count as present for quorum purposes. As of the Record Date, 39,175,376 shares must be present to establish a quorum.

What vote is required to approve each proposal, and how does the Board recommend I vote?
Proposal	Vote Required	Withheld Votes / Abstentions	Broker Non-Votes	Board Recommendation
One: Election of Directors(1)	Plurality of the shares present in person or by proxy and entitled to vote on the proposal	Withheld votes: No effect	No effect	FOR each nominee
Two: Ratification of Independent Auditors	Majority of the shares present in person or by proxy and entitled to vote on the proposal	Abstentions: Same effect as a vote against	No effect	FOR
Three: Adjournment of the Annual Meeting	Majority of the shares present in person or by proxy and entitled to vote on the proposal	Abstentions: Same effect as a vote against	No effect	FOR

(1)
See “Director Resignation Policy” for more information.

For a more detailed discussion of why you should vote “FOR” Proposal One, Proposal Two and Proposal Three, see “Proposal One — Election of Directors,” “Proposal Two — Ratification of Appointment of Independent Auditors” and “Proposal Three — Adjournment of the Annual Meeting,” respectively.
Will any other business be conducted at the Annual Meeting?
We know of no other business to be presented. If any other matter properly comes before the Annual Meeting, the proxy holders will vote your shares using their best judgment.
What if I receive more than one set of materials?
Your shares are likely held in more than one account. Please vote each proxy card and voting instruction form you receive.
Who will count the votes, and where can I find the results?
Alliance Advisors, LLC will act as inspector of election. We will report the final results on a Current Report on Form 8-K within four business days after the Annual Meeting.
Can I find out who the stockholders are?
A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days before, and on the day of, the Annual Meeting at the office of the Corporate Secretary of the Company at the above address.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our stockholders are being asked to elect our five current directors, who are Charles Nelson, Peter (“P.J.”) Lee, Ondrej Sestak, Ted Warner and Trent Yang. Charles Nelson serves as Chairman of the Board of Directors. Directors hold office until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal.
Information Regarding Our Director Nominees
Our Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, Charles Nelson, P.J. Lee, Ondrej Sestak, Ted Warner and Trent Yang as nominees for election as directors at this Annual Meeting to hold office for a one-year term until our Annual Meeting to be held in 2027.
The director nominees have consented to be named as nominees in this Proxy Statement and have agreed to serve as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. The elected directors will hold office until the next annual meeting of stockholders and his or her successor is duly elected and qualified or until his or her death, resignation or removal.
There are no arrangements or understandings between any of our directors and any other person under which any director was selected to serve as a director of our Company. There are no family relationships among our directors, director nominees or executive officers.
To our knowledge, during the past ten years, none of our directors have been involved in any legal proceeding described in Item 401(f) of Regulation S-K that is material to an evaluation of his ability or integrity. In addition, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of our Common Stock, or any associate of any of the foregoing, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
The following sets forth the persons nominated by the Board of Directors for election and information concerning those individuals:
Name	Age	Position
Charles Nelson	38	Chief Executive Officer, Chairman
P.J. Lee	55	Independent Director
Ondrej Sestak	40	Independent Director
Ted Warner	46	President, Chief Financial Officer, Director
Trent Yang	47	Independent Director
Charles Nelson
Charles Nelson has served as the Chairman of the Board of Directors and the Chief Executive Officer of the Company since July 1, 2026. Mr. Nelson has been a member of the Board of Directors since December 2024 and previously served as President and Chief Operating Officer of the Company from January 28, 2026, until July 1, 2026. Mr. Nelson is an experienced executive, board member, advisor and problem solver with a track record in developing and commercializing new hard technologies in energy transition. He has spent his career building assets, companies and relationships through a deep and ever-growing understanding of how capital providers, corporates, tech founders and asset owners work together and using that to facilitate the advancement of new ideas into reality.
Mr. Nelson currently serves as interim Chief Compliance Officer of Castlerock Biofuels, a role he has held since August 2024, where he oversees compliance matters for this renewable energy and infrastructure company. From May 2022 to October 2023, Mr. Nelson served as President and Chief Executive Officer of Gold H2 Inc., an energy company specializing in clean hydrogen production, where his accomplishments included completing a corporate spin-out with a seed stage and Series A fundraise of $12 million. He also completed a conceptual field pilot and secured offtake memoranda of understanding and term sheets with Mercuria and Linde for hydrogen sales.
From February 2022 to October 2023, Mr. Nelson served as Chief Operating Officer and Business Officer at Cemvita, a sustainable technology company where he oversaw corporate strategy, business development, government affairs, engineering and operations. In this role, he managed the corporate development strategy with existing stakeholders, including Mitsubishi Heavy Industries, Sumitomo, Oxy and United Airlines. His other accomplishments in this role included leading the development of eCO2 technology (waste to value) and construction of a continuous pilot system in under a year; and orchestrating a corporate restructuring driving top company mission focus and resulting in two spin-out companies, Endolith (mining chemicals) and Gold H2 (subsurface hydrogen production). Prior to Cemvita, Mr. Nelson co-founded and served as Chief Commercial Officer of ClearShift from August 2017 to February 2022. Mr. Nelson earned his Bachelor of Science in Chemical Engineering from Iowa State University in 2011.
We believe Mr. Nelson is qualified to serve on our Board of Directors because of his executive leadership experience, his deep knowledge of the Company’s business and operations as our Chief Executive Officer and his experience developing and commercializing energy technologies.
Peter (“P.J.”) Lee
P.J. Lee has served as a member of the Board of Directors since June 25, 2025. Mr. Lee is Co-Founder and Managing Partner of EverStream Energy Capital Management LLC, a global investment firm that invests in sustainable energy and digital infrastructure companies and assets worldwide. He has held that role since January 2012. Among other things, his duties include raising funds, sourcing and managing investments. Mr. Lee has co-founded several energy company platforms including TerraForm Power, TerraForm Global, Pacific Solar (Japan) and Enfinity Global. Mr. Lee also co-founded a digital infrastructure company that developed approximately 700 megawatts of data center capacity customized for Bitcoin mining in West Texas, Nebraska and South Dakota. Mr. Lee serves as an advisor and board director to Engineered Products and PDU Cables, which specialize in quick turn, custom assembly electrical products for the data center industry.
Mr. Lee previously held leadership positions with investment firm Black River, a division of Cargill, Inc., as well as investment banking firms CE Unterberg Towbin, Robertson Stephens and Chase Manhattan. Most of Mr. Lee’s finance career has focused on sectors within the energy, technology, infrastructure, commodity and digital industries.
Mr. Lee holds a bachelor’s degree in Economics from Union College.
Mr. Lee serves as the Nominating and Corporate Governance Committee Chair and is a member of the Compensation Committee and the Audit Committee.
We believe Mr. Lee is qualified to serve on our Board of Directors because of his experience founding and investing in energy and digital infrastructure companies and his finance background.
Ondrej Sestak
Ondrej Sestak has served as a member of the Board of Directors since June 25, 2025. Mr. Sestak is currently Chief Development Officer of Aprium Energy LLC, a behind-the-meter power development company. He joined Aprium in March 2025. He has been a Co-Founder and Head of Engineering at ZeroSix LLC, a carbon credit solution provider, since January 2022, and a Reservoir Engineer with Aurivos Permian LLC, an oil and gas operator, since January 2022. He has also served as Chief Operations Officer of GLT Trading LLC, an international commodities trader, since April 2020. Prior to these roles, he was a Reservoir Engineer with INEXS, a geological, geophysical and reservoir engineering consulting group.
Mr. Sestak has over a decade of technical experience across the resource and energy industries. At Aprium, he leads the development of greenfield sites and the design of power generation for behind-the-meter customers across the US. He applies the project discipline he built as a reservoir engineer to this work, evaluating technical and economic risk under uncertainty, staging commitments as information improves and testing whether a project’s economics hold up before capital is committed. In his role at ZeroSix, he is leading the development and implementation of novel methodologies for the economic adoption of environmental optimization across the oil and gas industry, including the remediation of marginal operations, responsibly sourced gas and repurposing of existing wellbores.
As Chief Operations Officer for GLT Trading, he sources helium, LPG and petcoke on behalf of Asian clients, securing takeaway agreements from established suppliers, sourcing spot loads on the open market and pursuing several direct helium development opportunities.
As a reservoir engineer, he is able to evaluate the geologic resource potential as well as the financial viability of producing and development operations. Before moving into his current roles, he worked with INEXS, a petroleum engineering geoscience consulting firm, cultivating unique investment opportunities and performing evaluations of resource projects, including helium development, blue hydrogen generation, enhanced oil recovery and carbon capture and utilization. Prior to venturing into the independent investment and operator space of the resource industry, Mr. Sestak was a reservoir engineer at Shell where he worked on the Haynesville shale and Vaca Muerta basin projects.
Mr. Sestak holds a B.S. in Petroleum Engineering from the University of Texas at Austin and an M.S. in Energy Resource Engineering from Stanford University.
Mr. Sestak serves as the Compensation Committee Chair and is a member of the Audit Committee and the Nominating and Corporate Governance Committee.
We believe Mr. Sestak is qualified to serve on our Board of Directors because of his technical engineering expertise, his experience evaluating and developing capital-intensive energy projects and his operational experience across the resource and energy industries.
Ted Warner
Ted Warner has served as Chief Financial Officer of the Company since March 16, 2026, and as President of the Company and a member of the Board of Directors since July 1, 2026. Mr. Warner has 20 years of experience in finance with specialties in energy and infrastructure, investment banking and capital markets. He previously served as Managing Director at Northland Capital Markets, a division of Northland Securities, Inc.
Mr. Warner holds Series 7, 79 and 63 licenses, a B.A. in Economics and Spanish from the University of Michigan, Ann Arbor, and an MBA from the Carlson School of Management at the University of Minnesota.
We believe Mr. Warner is qualified to serve on our Board of Directors because of his 20 years of experience in energy and infrastructure finance, investment banking and capital markets and his role as our President and Chief Financial Officer.
Trent Yang
Trent Yang has served as a member of the Board of Directors since June 25, 2025. Mr. Yang is a recognized leader in the renewable energy space, having been an investor, entrepreneur and executive in the sustainability industry since 2006. From January 2020 to April 2025, he was the Co-Founder and President of Galway Sustainable Capital, a specialty finance company focused on sustainability projects, where he co-managed the business and oversaw the investment team. During his tenure, Galway raised nearly $700 million of institutional capital including Macquarie Asset Management, Oaktree and Aware Super. Prior to that, from January 2013 to December 2019, he was a Vice President at AMG National Trust where he oversaw sustainability and international private equity investments.
Mr. Yang has been investing into and starting sustainability companies since 2006. During that period, he has led investments and/or grown several billion-dollar-plus companies including investment firms and renewable companies. He has unique experience investing and growing a variety of sustainability platforms including renewable energy and storage, green buildings and data centers, mobility, sustainable agriculture and next generation manufacturing and recycling solutions. He also sits on a number of non-profit boards at the nexus of public policy, education and sustainability.

Mr. Yang holds a B.S. in Aerospace Engineering from the University of Colorado, Boulder, and multiple M.S. degrees from the Massachusetts Institute of Technology, where he focused on climate and economics, machine learning control systems and entrepreneurship.
Mr. Yang serves as the Audit Committee Chair and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.
We believe Mr. Yang is qualified to serve on our Board of Directors because of his extensive investment, finance and executive experience in the sustainability and renewable energy industries.
Vote Required
The affirmative vote of a plurality of shares present in person or by proxy and entitled to vote on the matter is required to approve the Election of Directors Proposal. Withheld votes and broker non-votes will be disregarded and have no effect on the outcome of the vote, however, withheld votes will be considered for purposes of the Company’s director resignation policy, as described below.
Notwithstanding the plurality voting standard, the Board has adopted a director resignation policy applicable to uncontested director elections. Under this policy, as set forth in our Corporate Governance Guidelines, in an uncontested election, any incumbent director nominee who does not receive a majority of the votes cast must promptly tender his or her resignation for consideration by the Board. Within 90 days after certification of the election results, the Board, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, will decide whether to accept or reject the resignation or whether other action should be taken, and the Company will promptly disclose the Board’s decision on a Current Report on Form 8-K.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE
General
The business and affairs of the Company are managed under the direction of the Board of Directors. Pursuant to the requirements of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of the Board must be independent, as defined by the listing standards of Nasdaq (the “Nasdaq Listing Rules”). The Board meets on a regularly scheduled basis to review significant developments affecting the Company, to act on matters requiring approval by the Board and to otherwise fulfill its responsibilities. The Board has adopted Corporate Governance Guidelines to further its goal of providing effective governance of the Company’s business for the long-term benefit of the Company’s stockholders. These guidelines set forth policies concerning overall governance practices for the Company and are reviewed by the Board periodically.
The Company’s Corporate Governance Guidelines, along with its Code of Business Conduct and Ethics and the charters for its Audit, Compensation, and Nominating and Corporate Governance Committees, are available on the Company’s website, https://investors.newerainfra.ai/governance/governance-documents/default.aspx. Stockholders may also obtain copies of these documents upon written request to New Era Energy & Digital, Inc., Investor Relations, 200 N. Loraine Street, Suite 1324, Midland, Texas 79701.
Board Leadership Structure
The Board of Directors currently consists of five directors. Our bylaws (the “Bylaws”) provide that the authorized number of directors is fixed by the Board of Directors from time to time, and directors need not be stockholders unless so required by our amended and restated articles of incorporation (the “Charter”). Directors are elected at each annual meeting of stockholders. Each serves until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Stockholders may not cumulate their votes in the election of directors.
Under our Bylaws, the Chairman of the Board of Directors (the “Chairman”), when present, presides at all meetings of the stockholders and of the Board of Directors. The Chairman also performs the duties commonly incident to the office and any other duties the Board of Directors designates from time to time. If no Chairman has been appointed or the Chairman is absent, the Chief Executive Officer (if a director) presides at Board of Directors meetings, followed by the other officers set out in our Bylaws. The Chief Executive Officer, subject to the control of the Board of Directors, has general supervision, direction and control of our business and officers.
Our Bylaws do not require the roles of Chairman and Chief Executive Officer to be separated, and any one person may hold any number of offices. This leaves the Board of Directors free to choose the leadership structure it believes is best for the Company at any given time. If and when the roles of Chairman and Chief Executive Officer are combined, or if the Chairman is otherwise not independent under the Nasdaq Listing Rules, our Corporate Governance Guidelines contemplate that independent directors, upon the review and recommendation of the Nominating and Corporate Governance Committee, designate an independent director to serve as lead independent director (the “Lead Independent Director”). The Lead Independent Director has the authority to preside at all meetings of the Board at which the Chairman is not present and to call and chair meetings of the independent directors, including executive sessions; serves as the primary liaison between the Chairman and Chief Executive Officer and the independent directors; reviews and approves, in consultation with the Chairman and Chief Executive Officer, Board meeting schedules, agendas and information provided to the Board; and is available for consultation and direct communication with stockholders and other key stakeholders, as appropriate. The current Lead Independent Director is Mr. Sestak. The Board of Directors believes the current structure, with Mr. Nelson as Chairman and Chief Executive Officer of the Company and Mr. Sestak as Lead Independent Director, allows Mr. Nelson to help coordinate Board of Directors oversight and corporate governance while leading the business’s strategic operations, including the implementation of the Company’s initiatives. Mr. Nelson is able to (i) properly and timely identify matters that should be brought to the Board’s attention, (ii) prioritize Board agenda items and (iii) identify the individuals in the best position to present agenda items.

Director Independence
Under the Nasdaq Listing Rules, an “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Board members have an affirmative obligation to promptly inform the Board of changes in their circumstances or any transactions or relationships that may impact their designation by the Board as independent.
The Board has determined that Messrs. Lee, Sestak and Yang are independent under the Nasdaq Listing Rules. Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors of the Board meet in regular executive sessions without management present. In the event that the non-management directors include directors who are not independent under the Nasdaq Listing Rules, at least one such executive session each year will be attended only by independent directors. Regular executive sessions encourage and enhance communication among the non-management directors. It is contemplated that executive sessions will occur in conjunction with regularly scheduled Board meetings, which are held at least four times a year.
Director Resignation Policy
Pursuant to our Corporate Governance Guidelines, in an uncontested election, any incumbent director nominee who does not receive a majority of the votes cast must promptly tender his or her resignation for consideration by the Board. Within 90 days after certification of the election results, the Board, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, will decide whether to accept or reject the resignation or whether other action should be taken, and the Company will promptly disclose the Board’s decision on a Current Report on Form 8-K.
Family Relationships
There are no family relationships among the Company’s directors and executive officers.
Related Person Policy
Our Code of Business Conduct and Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board (or the Audit Committee).
Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving any related party transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates require prior approval by our Audit Committee and a majority of our disinterested independent directors (or the members of the Board who do not have an interest in the transaction), each with access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless they determine that its terms are no less favorable to us than those available from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Certain Relationships and Related Person Transactions
Solis Note
On July 31, 2024, the Company entered into a Retention and Consulting/Services Agreement, effective July 1, 2024, with Tall City Well Service Co., LP, a Texas limited partnership owned by Joel Solis, a stockholder and the former Chairman of the Company (“Tall City”), pursuant to which Tall City agreed to deliver or otherwise make available workover rigs to the Company and act as a consultant for work associated with such workover rigs, providing maintenance and repair services for the workover rigs. The

Company agreed to pay Tall City $720,000 as a retainer fee (the “Retainer Fee”) and agreed to pay for the services performed in accordance with Tall City’s standard invoicing practices and prices. The Retainer Fee was to be paid to Tall City in the form of a 10% Secured Convertible Debenture due March 1, 2025, pursuant to Section 2.6 of that certain Securities Purchase Agreement dated as of February 23, 2024, which debenture was amended on July 31, 2024 (such amended debenture, the “Amended Solis Debenture”). The Amended Solis Debenture was repaid in connection with the business combination between New Era Helium Corp. and Roth CH Acquisition V Co. on December 6, 2024.
On October 23, 2025, the Company entered into a secured promissory note (the “Solis Note”) with Joel Solis and Aventus Properties LLC. Pursuant to the terms of the Solis Note, the Company agreed to provide a loan in the principal amount of $4,000,000. The loan bears interest on the outstanding principal balance at a rate per annum equal to the lesser of (i) eighteen percent (18%), compounded annually, or (ii) the Maximum Rate, defined as the highest non-usurious rate of interest permitted under applicable law. The Solis Note includes customary covenants, representations, warranties and events of default provisions. The loan was secured by a deed of trust on certain real property located in Odessa, Texas, and Pecos, Texas. The Solis Note matured on December 6, 2025, and was repaid on December 8, 2025.
Zhou Note
On March 31, 2026, the Company issued a promissory note (as amended and restated on April 6, 2026, the “Zhou Note”) in the principal amount of $5,000,000 to Zachary Yi Zhou, an individual stockholder of the Company who beneficially owned more than 5% of the Company’s Common Stock. The transaction was reviewed and approved by the Company’s Audit Committee and Board of Directors. On April 10, 2026, the Zhou Note matured and the Company issued 1,522,389 shares of Common Stock to Mr. Zhou at a price per share of $3.35, for an aggregate value of $5,100,000, pursuant to the Zhou Note.
Board Oversight of Risk
One of the key functions of the Board is informed oversight of its risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Company’s Audit Committee is responsible for reviewing and discussing with management the Company’s major financial risk exposures (including cybersecurity risks), the Company’s risk assessment and risk management programs and the steps management has taken to monitor and control such exposures. The Audit Committee also assists the Board in monitoring the Company’s compliance with legal and regulatory requirements. The Company’s Compensation Committee oversees the risk assessment of the Company’s compensation arrangements applicable to its executive officers and other employees and reviews and discusses, at least annually, the relationship between risk management policies and practices and compensation.
Board and Committee Meetings
During 2025, the Board held 11 meetings. Committee meetings were held in 2025 as follows:
Committee Name	Number of Meetings
Audit Committee	4
Compensation Committee	3
Nominating and Corporate Governance Committee	1
All members of the Board attended all the meetings of the Board and the meetings held by each committee on which they served in 2025. We do not have a formal policy regarding director attendance at annual meetings of stockholders, but all of the Company’s current directors will strive to attend this year’s Annual Meeting. All of our then-serving directors attended our 2025 Annual Meeting of Stockholders.

Committees of the Board
The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates under a written charter, adopted by the Board, that describes its duties and responsibilities and is available on our website at https://investors.newerainfra.ai/governance/governance-documents/default.aspx. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the independence requirements under the Nasdaq Listing Rules and is free of any relationship that would interfere with his or her exercise of independent judgment.
The following table provides information on the Board’s current committee memberships.
Name	Audit Committee*	Compensation Committee+	Nominating and Corporate Governance Committee
Charles Nelson
P.J. Lee	•	•	¥
Ondrej Sestak	•	¥	•
Ted Warner
Trent Yang	¥	•	•

*
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Board has determined that each of the members of the Audit Committee is (and each director who previously served on the Audit Committee during 2025 was) independent under all applicable rules of the SEC and the Nasdaq Listing Rules for audit committee membership.

+
The Board has determined that each of the members of the Compensation Committee is (and each director who previously served on the Compensation Committee during 2025 was) (i) independent under the Nasdaq Listing Rules for compensation committee membership; and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act.

¥
Chair

•
Member

The primary functions of each of the Board’s standing committees are discussed below:
Audit Committee
The Audit Committee of the Board consists of P.J. Lee, Ondrej Sestak and Trent Yang, all of whom are independent directors under the Nasdaq Listing Rules.
Mr. Yang, the Chair of the Audit Committee, qualifies as an “audit committee financial expert,” as defined under Nasdaq and SEC rules. The Audit Committee’s duties, which are specified in our Audit Committee charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements and the quarterly unaudited financial statements, and recommending to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management our major financial risk exposures (including cybersecurity risks), our risk assessment and risk management programs and the steps management has taken to monitor and control such exposures;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving any related party transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K;

•
reviewing the policies and procedures we have implemented regarding our compliance with applicable laws and regulations and with our Code of Business Conduct and Ethics;

•
pre-approving all auditing services, internal control-related services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
approving the Audit Committee report for inclusion in our annual proxy statement in accordance with applicable SEC rules and regulations.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board consists of P.J. Lee, Ondrej Sestak and Trent Yang, all of whom are independent directors under the Nasdaq Listing Rules. Mr. Lee is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee charter, include, among other things, identifying individuals qualified to serve on the Board and recommending director nominees to the Board, developing and recommending to the Board our Corporate Governance Guidelines, overseeing the self-evaluation of the Board and its committees, recommending committee chairs and members and, when the roles of Chairman and Chief Executive Officer are combined or the Chairman is not independent, recommending to the independent directors the designation of a Lead Independent Director. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, which, as specified in the Nominating and Corporate Governance Committee charter, generally reflect:
•
at a minimum, the requirements of applicable law and stock exchange listing standards, including the independence standards of Nasdaq and the SEC;

•
principles of diversity, inclusive of gender, race, ethnicity, background, age, thought and tenure on the Board (in connection with the consideration of the renomination of an existing director);

•
a high standard of personal and professional ethics, integrity, values and commitment to serving the interests of the stockholders; and

•
the extent to which a candidate contributes to the Board’s range of talents, skills and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas related industries sufficient to provide sound and prudent guidance with respect to the Company’s operations and the interests of the Company’s stockholders.

The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of members. The Nominating and Corporate Governance Committee seeks to include diverse candidates in all director searches, including affirmatively instructing any search firm it retains to seek to include diverse candidates from traditional and nontraditional candidate groups. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in compliance with our Bylaws and does not distinguish among nominees recommended by stockholders and other persons. Stockholders wishing to recommend a candidate should follow the procedures described under “Information Regarding Stockholder Communication with the Board of Directors.”
Compensation Committee
The Compensation Committee of the Board consists of P.J. Lee, Ondrej Sestak and Trent Yang. Ondrej Sestak is the Chair of the Compensation Committee. The Compensation Committee’s duties, which are specified in our Compensation Committee charter, include, but are not limited to:
•
reviewing and approving on an annual basis the performance-based criteria, targets and methodologies applicable to the compensation of our Chief Executive Officer and other executive officers, evaluating their performance in light of such criteria, targets and methodologies and reviewing and determining their compensation, including salary, bonus, incentive and equity compensation;

•
reviewing periodically the compensation policies and plans for our employees generally;

•
reviewing, approving and administering our incentive compensation and equity-based plans and award agreements, including the grant of stock options, restricted awards and other equity awards under such plans;

•
reviewing and approving all employment agreements, severance arrangements and plans, retention agreements, participation agreements, change in control provisions and agreements and any special supplemental benefits applicable to our Chief Executive Officer and other executive officers;

•
overseeing the risk assessment of our compensation arrangements applicable to our executive officers and other employees;

•
reviewing periodically the adequacy of our stock ownership guidelines for our Chief Executive Officer, other executive officers and non-employee directors, and monitoring compliance with such guidelines;

•
when applicable, preparing an annual compensation committee report for inclusion in our annual proxy statement or Annual Report on Form 10-K; and

•
reviewing and making recommendations to the Board for approval with respect to non-employee director compensation.

The Compensation Committee may delegate any of its responsibilities to one or more subcommittees or to members of management or other employees, except as prohibited by applicable laws or SEC or Nasdaq rules, as it deems appropriate. The Compensation Committee may not delegate its authority to determine the compensation (including equity compensation) of our Chief Executive Officer and other executive officers or to approve employment agreements, equity awards or similar arrangements for those officers, and any authority delegated to management may not include the ability to grant cash or equity compensation in excess of the general and administrative budget pre-approved by the Board. The Compensation Committee establishes our general compensation philosophy and objectives in consultation with senior management, and our Chief Executive Officer may not be present during voting or deliberations on his or her own compensation. The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, outside counsel and other advisors, and must consider the factors specified in Rule 10C-1(b)(4) under the Exchange Act and the Nasdaq Listing Rules before selecting or receiving advice from any such advisor.

Compensation Committee Consultant
Beginning in November 2025, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee has sole authority to retain and terminate its compensation consultant and to approve its fees and terms of engagement. At the Compensation Committee’s direction, FW Cook provided market data, analysis and advice regarding the compensation of our executive officers and non-employee directors, incentive plan design and relevant market and governance practices, to assist the Compensation Committee in evaluating the competitiveness of our programs and their alignment with our compensation philosophy and business objectives. FW Cook reports directly to the Compensation Committee and, at the committee’s direction, may work with management to gather information and review data for accuracy, but management does not direct FW Cook’s work or determine the scope of its engagement.
The Compensation Committee assessed FW Cook’s independence in light of SEC rules and Nasdaq Listing Rules, including the six factors in Rule 10C-1, and concluded that FW Cook’s work did not raise any conflict of interest. FW Cook and its affiliates provided no other services to the Company or its affiliates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes of ownership of such securities with the SEC. Based solely on a review of the reports filed with the SEC, the Company believes that, due to administrative oversight, during the fiscal year ended December 31, 2025, (i) no Form 3 was filed for P.J. Lee, Trent Yang or Ondrej Sestak in connection with their appointments as directors of the Company and (ii) no Form 4 was filed for certain equity grants to Stan Boroweic, William Flores, E. Will Gray II, Phil Kornbluth, P.J. Lee, Charles Nelson, Michael Rugen, Ondrej Sestak, Joel Solis and Trent Yang. The Company subsequently filed the delinquent Forms 3 for Messrs. Lee, Sestak and Yang and delinquent Forms 4 for Messrs. Gray, Lee, Nelson, Sestak and Yang in 2026.
Information Regarding Stockholder Communication with the Board of Directors
Stockholders and other interested parties may contact an individual director, the Board as a group or a specified Board committee or group, including the independent directors as a group, by writing to us at New Era Energy & Digital, Inc., 200 N. Loraine Street, Suite 1324, Midland, Texas 79701, Attention: Board of Directors. If the roles of Chairman and Chief Executive Officer are combined, the Board will direct any stockholder communications addressed to the independent directors as a group to the Lead Independent Director. The Lead Independent Director is also available for consultation and direct communication with key stockholders and other stakeholders, as appropriate. Communications will be reviewed by the Corporate Secretary and forwarded to the appropriate director(s), except that communications unrelated to the duties and responsibilities of the Board, such as solicitations, advertisements, spam or communications that are unduly hostile, threatening or illegal, may be excluded.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our executive officers, directors and employees. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. A copy of our Code of Ethics is available on our website at https://investors.newerainfra.ai/governance/governance-documents/default.aspx and is filed as Exhibit 14.1 to the Company’s most recent Annual Report on Form 10-K.
Insider Trading Policy
The Company has adopted an insider trading compliance policy (the “Insider Trading Policy”) that applies to the members of the Board, officers, employees and consultants of the Company, as well as to their affiliates, which include family members living in the same household, trusts and other entities over which the individual can influence or direct investment decisions and persons who execute trades on the individual’s behalf (collectively, “Insiders”). Under the Insider Trading Policy, Insiders and their affiliates are prohibited at all times from (i) engaging in short sales of Company securities; (ii) buying or selling puts, calls or other derivative securities of the Company, or any derivative securities that provide the economic equivalent of ownership of Company securities or an opportunity to profit from any change in their value; (iii) engaging in any other hedging transaction with respect to Company securities; (iv) using Company securities as collateral in a margin account; and (v) pledging Company securities as collateral for a loan or modifying an existing pledge. The Insider Trading Policy’s general insider trading prohibitions do not apply to the exercise of an employee stock option when the exercise price is paid solely in cash to the Company, or to the Company’s withholding of shares upon the vesting of restricted stock units or upon the settlement of restricted stock units to satisfy applicable tax withholding requirements under certain conditions. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s most recent Annual Report on Form 10-K.
Clawback Policy
The Company has adopted a policy for recovery of erroneously awarded compensation (the “Clawback Policy”) that complies with Rule 10D-1 under the Exchange Act and the Nasdaq Listing Rules and is administered by the Compensation Committee. The Clawback Policy applies to current and former executive officers, and it provides for the recovery of certain incentive-based compensation received during a three-year recovery period (or any transition period resulting from a change in the Company’s fiscal year) if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the applicable securities laws. The incentive-based compensation recoverable under the Clawback Policy is the amount of incentive-based compensation a current or former executive officer received that exceeds the amount the officer would have received had it been determined based on the restated financial reporting measure, calculated on a pre-tax basis. The Clawback Policy does not condition clawback on the fault of an executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with SEC rules and the Nasdaq Listing Rules. A copy of the Clawback Policy is filed as Exhibit 19.2 to the Company’s most recent Annual Report on Form 10-K.

AUDIT COMMITTEE REPORT
Management is primarily responsible for the Company’s financial statements, including the Company’s internal control over financial reporting. Weaver and Tidwell, L.L.P. (“Weaver”), the Company’s independent auditor, is responsible for performing an audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for issuing a report on those statements. Weaver also reviews the Company’s interim financial statements in accordance with applicable auditing standards. The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of our Board. In addition, the Audit Committee is responsible for appointing the independent registered public accounting firm and reviewing the services performed by the Company’s independent registered public accounting firm.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2025. In addition, the Audit Committee has discussed with Weaver the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has also received the written disclosures and the letter from Weaver required by applicable requirements of the PCAOB regarding Weaver’s communications with the Audit Committee concerning independence, and has discussed with Weaver its independence.
Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
AUDIT COMMITTEE
Trent Yang
P.J. Lee
Ondrej Sestak
The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of the Board has appointed the firm Weaver and Tidwell, L.L.P. as our independent auditors for the fiscal year ending December 31, 2026. Although stockholder approval of the Audit Committee’s selection of Weaver is not required by law, the Audit Committee believes that it is advisable to give stockholders an opportunity to ratify this appointment. Ratification of the appointment of Weaver to serve as our independent registered public accounting firm for the 2026 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of Weaver for the 2026 fiscal year. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider this appointment.
Representatives of Weaver are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
Relationship with Independent Auditors
On December 6, 2024, as recommended and approved by the Audit Committee, the Company engaged Weaver as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024. During the fiscal year ended December 31, 2025, the firm continued to act as our principal independent registered public accounting firm.
The following table presents fees for professional services by Weaver for the audit of the Company’s financial statements and fees billed for audit-related services, tax services and all other services for the fiscal years ended December 31, 2025 and 2024:
Year	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2024	$373,345	$—	$—	$—
2025	$418,950	$26,250	$—	$—

(1)
Audit Fees: Refers to fees billed for professional services rendered in connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2025 and 2024, quarterly reviews, the reviews of registration statements and issuances of consents and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees: Refers to fees billed outside of the scope of the engagement letter for the audit which are reasonably related to the performance of the audit or review of our financial statements.

(3)
Tax Fees: Refers to fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

(4)
All Other Fees: Refers to fees billed for products and services provided other than those mentioned above.

Change in Auditor
On December 6, 2024, the Company dismissed Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm. The dismissal was approved by the Audit Committee. This change in independent registered public accounting firm was not the result of any disagreement with Grant Thornton. Grant Thornton’s audit reports on the Company’s financial statements as of and for the years ended December 31, 2023, and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.
There were (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports on the financial statements of the Company for such periods, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
On December 6, 2024, as recommended and approved by the Audit Committee, the Company engaged Weaver as the Company’s independent public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024.
Pre-Approval of Services
The Audit Committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit). On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services. The Audit Committee also reviews with the auditor and management the plan and scope of the annual audit and quarterly reviews. The Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees detailed above were approved by the Audit Committee.
Vote Required
The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter is required to approve the Ratification of Auditors Proposal. Abstentions will have the same effect as voting against this proposal, and broker non-votes will be disregarded and have no effect on the outcome of the vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS FOR
THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL THREE — ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL VOTES WHETHER OR NOT A QUORUM IS PRESENT
General
Our stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement.
If a quorum is not present at the Annual Meeting, our stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of any of the proposals.
If the Adjournment Proposal is submitted for a vote at the Annual Meeting, and if our stockholders vote to approve the Adjournment Proposal, the Annual Meeting may be adjourned to another place, or a later date or dates, to enable us to obtain a quorum or solicit additional proxies in favor of any of the proposals. If the Adjournment Proposal is approved, and the Annual Meeting is adjourned, we will use the additional time to obtain a quorum or solicit additional proxies in favor of the relevant proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders who have previously voted against any of the proposals.
The Board believes that, if the number of shares of our Common Stock voting in favor of any of the proposals at the Annual Meeting is insufficient to approve such proposals, it is in the best interests of our stockholders to enable us, if we so choose and for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. If the Annual Meeting is adjourned, the time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken; however, if the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting, as adjourned or postponed.
Vote Required
The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter is required to approve the Adjournment Proposal. Abstentions will have the same effect as voting against this proposal, and broker non-votes will be disregarded and have no effect on the outcome of the vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING PURSUANT TO THIS PROPOSAL THREE, TO ANOTHER PLACE, DATE OR TIME, IF DEEMED NECESSARY OR APPROPRIATE.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) listed in the “Summary Compensation Table” below. The executive compensation disclosures required by Item 402 of Regulation S-K relate to compensation earned by our NEOs for the most recently completed fiscal year. As a result, NEOs included in the Summary Compensation Table for fiscal year 2025 consist of those executive officers who served in such roles during 2025. Although our current Chief Executive Officer, Charles Nelson, was appointed as our President and Chief Operating Officer in January 2026 and therefore was not eligible to be an NEO with respect to fiscal year 2025, we are voluntarily providing certain supplementary information regarding his appointment and compensation arrangements. Since the end of fiscal year 2025, there have been certain changes to our executive officers, including appointments and departures, as well as changes to our executive compensation arrangements. Except as otherwise described below, these changes are not reflected in this section because they relate to fiscal year 2026, and Item 402 of Regulation S-K does not require them to be disclosed with respect to fiscal year 2025. All required NEO compensation information for the year 2026 will be reflected in our proxy statement filed during the 2027 calendar year.
In 2025, our NEOs and their positions were as follows:
•
E. Will Gray II, Chief Executive Officer and Interim Chief Financial Officer (appointed Interim Chief Financial Officer effective June 1, 2025); and

•
Michael J. Rugen, Chief Financial Officer through May 31, 2025.

Summary Compensation Table
Name and Principal Position(1)	Year	Salary(2) ($)	Cash Bonus ($)	Equity Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
E. Will Gray II Chief Executive Officer Interim Chief Financial Officer	2025	$475,000	$200,000	$102,000	$108,925	$885,925
	2024	$358,583			$34,210	$392,793
Michael J. Rugen Chief Financial Officer	2025	$100,000			$10,967	$110,967
	2024	$240,000			$22,807	$262,807

(1)
Effective May 31, 2025, Mr. Rugen resigned his position as Chief Financial Officer and Mr. Gray became the Interim Chief Financial Officer.

(2)
Mr. Gray’s salary increased from $348,000 to $475,000 in December 2024. Effective January 1, 2026, Mr. Gray’s salary increased to $550,000, and he no longer is paid a housing allowance.

(3)
Amounts reported in this column represent the aggregate grant date fair value of stock options granted to Mr. Gray during 2025, determined in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures. On July 2, 2025, Mr. Gray received a grant of 300,000 fully vested options at an exercise price of $0.5349.

(4)
Amounts reported in this column represent health insurance for Mr. Gray and Mr. Rugen paid by the Company. In addition, for Mr. Gray, it also represents a relocation allowance, housing allowance and auto allowance.

Employment Agreements Effective in 2025
Gray Employment Agreements
In 2025, our Chief Executive Officer, Mr. Gray, received an annual base salary of $475,000, plus benefits. He was named Chief Executive Officer of New Era Helium Inc. (a predecessor of the Company, “NEH”) on February 6, 2023, in the context of the Reorganization Agreement and Plan of Share Exchange between NEH and Solis Partners dated February 6, 2023, and Chief Executive Officer of the Company effective as of December 6, 2024.

Pursuant to the employment agreement with Mr. Gray (the “2024 Gray Employment Agreement”), Mr. Gray will receive an annual base salary of $475,000, plus benefits. The compensation package offered to Mr. Gray reflects his respective function and responsibility at the Company as a public company listed on Nasdaq, and may include, among others, increases in the base salary, annual bonuses, stock grants and participation in the Company’s equity incentive plan.
Rugen Employment Agreement
Mr. Rugen, who previously served as Chief Financial Officer, received an annual base salary of $240,000 plus benefits. He was named Chief Financial Officer of NEH effective November 1, 2023, and served as Chief Financial Officer of the Company effective December 6, 2024, until his resignation effective May 31, 2025. Mr. Rugen’s resignation was not the result of any disagreement between him and the Company, the Board or any committee of the Board of the Company on any matter.
Pursuant to the employment agreement with Mr. Rugen (the “Rugen Employment Agreement”), Mr. Rugen received an annual base salary of $240,000, plus benefits. The compensation package offered to Mr. Rugen reflected his respective function and responsibility at the Company as a public company listed on Nasdaq, and included, among others, increases in the base salary, annual bonuses, stock grants and participation in the Company’s equity incentive plan.
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information concerning outstanding option awards held by each NEO as of December 31, 2025.
Name	Vesting Commencement Date	Options Granted	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
E. Will Gray II	7/2/2025	300,000	300,000	—	—	0.5349	7/2/2035
Michael J. Rugen	7/2/2025	100,000	100,000	—	—	0.5349	7/2/2035
The above options were fully vested at the grant date.
Pension Benefits and Nonqualified Deferred Compensation Plans
The Company does not maintain any pension benefits or nonqualified deferred compensation plans for its NEOs.
Potential Payments Upon Termination or Change in Control
E. Will Gray II
2024 Gray Employment Agreement — Severance or Change in Control
Mr. Gray’s employment with the Company was originally governed by the 2024 Gray Employment Agreement with New Era Helium Corp. The 2024 Gray Employment Agreement was in effect as of December 31, 2025, and would have governed any potential severance or change in control benefits payable during the 2025 fiscal year. Under the 2024 Gray Employment Agreement, if Mr. Gray’s employment was terminated by the Company other than for Cause or by Mr. Gray for Good Reason, he was entitled to certain severance benefits, including (i) continuation of his base salary for up to eighteen (18) months following termination; (ii) any unpaid bonus for a calendar year prior to the year of termination; (iii) a pro rata bonus for the year of termination, calculated based on days worked during the year; and (iv) reimbursement of COBRA premiums for up to eighteen (18) months, in each case, subject to Mr. Gray’s execution of a release of claims.

Under the 2024 Gray Employment Agreement: “Cause” generally means: (i) continued refusal or failure to perform duties (other than due to disability), or refusal or failure to follow any reasonable lawful direction of the Board, in each case that is not cured within thirty (30) days after written notice; (ii) a material breach of the agreement (other than certain restrictive covenants) that is not cured within thirty (30) days after written notice; (iii) an intentional and material breach of confidentiality, intellectual property, or non-compete provisions; (iv) willful, grossly negligent or unlawful misconduct which causes material harm to the Company or its reputation; (v) conduct materially detrimental to the business or reputation of the Company that is not cured within thirty (30) days after written notice; (vi) direction by regulatory or governmental authorities to terminate Mr. Gray, or Mr. Gray’s engagement in unapproved activities causing material adverse regulatory action; or (vii) conviction, plea of guilty or nolo contendere for a felony or crime involving dishonesty, disloyalty, fraud, embezzlement, theft or similar actions.
“Good Reason” generally means: (i) a material diminution in duties, authority or responsibilities; (ii) a material reduction in base salary, except if affecting all of management generally; (iii) relocation of the primary work location by more than fifty (50) miles; or (iv) material breach by the Company of any provision of the agreement. To resign for Good Reason, Mr. Gray was required to provide written notice within ninety (90) days of the occurrence, allow the Company thirty (30) days to cure and resign within thirty (30) days following the cure period.
2026 Gray Employment Agreement — Severance or Change in Control
Effective January 1, 2026, Mr. Gray’s employment is governed by an Amended and Restated Employment Agreement (the “2026 Gray Employment Agreement”) with the Company. Under the 2026 Gray Employment Agreement, if Mr. Gray’s employment is terminated by the Company without Cause or by Mr. Gray for Good Reason at any time before a Change in Control, he is entitled to certain severance benefits, including: (i) one times his base salary, payable in equal installments over twelve (12) months; (ii) any unpaid bonus for a calendar year prior to the year of termination; (iii) a pro rata portion of the target bonus for the year of termination, based on days elapsed during the calendar year; and (iv) a lump sum payment equal to twelve (12) months of health benefit premium payments under the Company’s medical, dental and vision plans, in each case, subject to Mr. Gray’s execution of a release of claims within sixty (60) days following termination.
If Mr. Gray’s employment is terminated by the Company without Cause or by Mr. Gray for Good Reason on the date of a Change in Control or within twelve (12) months following such date, he is entitled to enhanced severance benefits, including: (i) one and one-half (1.5) times the base salary, payable in a lump sum; (ii) any unpaid bonus for a calendar year prior to the year of termination; (iii) a pro rata portion of the target bonus for the year of termination, payable in a lump sum; and (iv) a lump sum payment equal to eighteen (18) months of health benefit premium payments under the Company’s medical, dental and vision plans, in each case, subject to Mr. Gray’s execution of a release of claims within sixty (60) days following termination and continued compliance with the restrictive covenants set forth in the 2026 Gray Employment Agreement.
Under the 2026 Gray Employment Agreement: “Cause” generally means: (i) indictment, conviction or plea of nolo contendere for a felony, fraud or crime of moral turpitude; (ii) gross negligence or gross misconduct not cured within fourteen (14) days after written notice; (iii) failure to follow the directions of the Board not cured within fourteen (14) days after written notice; (iv) violation of the restrictive covenants in the agreement not cured (if curable) within fourteen (14) days after written notice; (v) conduct that would reasonably be expected to result in material injury or reputational harm to the Company not cured within fourteen (14) days after written notice; (vi) breach of a material employment policy of the Company not cured within fourteen (14) days after written notice; (vii) breach of the Company’s Code of Business Conduct and Ethics or Policy for Recovery of Erroneously Awarded Compensation not cured within fourteen (14) days after written notice; or (viii) any other material breach of the agreement not cured within fourteen (14) days after written notice.
“Good Reason” generally means: (i) any decrease in base salary; (ii) any action or inaction that results in a material breach of the agreement by the Company; (iii) any material diminution in position, duties, authority or responsibilities; or (iv) a requirement that Mr. Gray work full-time from an office that is more than fifty (50) miles from Midland, Texas. To resign for Good Reason, Mr. Gray must provide written notice within sixty (60) days of the initial occurrence, allow the Company thirty (30) days to cure and resign within ninety (90) days following the cure period.
Michael J. Rugen
Rugen Employment Agreement — Severance or Change in Control
Mr. Rugen resigned as Chief Financial Officer of the Company, effective May 31, 2025, and did not receive any severance payments in connection with his resignation.
Other 2025 Compensation Items
Anti-Hedging and Anti-Pledging Policy
All of our employees, including our NEOs, are subject to the Insider Trading Policy, which, among other things, prohibits employees from entering into short sales or hedging or pledging our securities.
Practices Related to the Grant of Certain Equity Awards in Relation to the Release of Material Nonpublic Information
We do not currently maintain a formal practice or policy with respect to the grant of stock options or option-like awards in relation to the release of material nonpublic information. During 2025, the Company did not grant stock options or option-like awards in anticipation of the release of material nonpublic information, and did not time the release of material nonpublic information to affect the value of executive compensation awards.
2026 Management Agreements
Gray Employment Agreement
On January 29, 2026, the Company entered into the 2026 Gray Employment Agreement with Mr. Gray. The 2026 Gray Employment Agreement amends and restates Mr. Gray’s prior 2024 Gray Employment Agreement with the Company, dated April 15, 2024, and previously disclosed. Under the 2026 Gray Employment Agreement, Mr. Gray’s annual base salary increased from $475,000 to $550,000, effective January 1, 2026. Mr. Gray will have an annual target bonus opportunity of up to 40% of his annual base salary based on the achievement of specified performance goals set by the Compensation Committee. Mr. Gray will be entitled to participate, on the same basis as other executives of the Company, in those employee benefit programs for which substantially all of the executive officers of the Company are from time to time generally eligible, as determined by the Board. Mr. Gray may be eligible to receive grants of equity, equity-based or similar compensation awards pursuant to the Company’s Equity Incentive Plan (the “Plan”) or as otherwise approved by the Compensation Committee. The 2026 Gray Employment Agreement also provides for a monthly allowance of $1,500 for car and related maintenance costs and the reimbursement of mileage. Effective July 1, 2026, Mr. Gray ceased to serve as Chief Executive Officer of the Company in connection with his transition to President — Permian of the Company.
Mr. Gray was also granted an award of performance share units (“PSUs”) pursuant to a Performance Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Gray (the “Gray PSU Agreement”), equal to 3,664,036 shares of Common Stock, which shall be eligible to vest over a five-year performance period beginning on January 1, 2026, in accordance with the achievement of certain performance-based and time-based service conditions set forth in the Gray PSU Agreement. Mr. Gray also received a grant of restricted stock units (“RSUs”) pursuant to a Restricted Stock Unit Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Gray, equal to 1,221,345 shares of Common Stock, which shall vest each month over a four-year period beginning on January 1, 2026, subject to Mr. Gray’s continued employment with the Company. In the event any vested PSUs or RSUs granted to Mr. Gray cannot be settled in shares of Common Stock, such PSUs or RSUs shall be settled in cash.
Nelson Employment Agreement
In connection with Mr. Nelson’s appointment as President and Chief Operating Officer, the Company and Mr. Nelson entered into an employment agreement on January 28, 2026 (the “Nelson Employment

Agreement”) pursuant to which the Company will pay Mr. Nelson an annual base salary of $550,000, subject to adjustment by the Compensation Committee. The Nelson Employment Agreement contains the same compensatory terms as the 2026 Gray Employment Agreement with Mr. Gray (including severance and change in control provisions), with the exception of the annual salary and Mr. Gray’s $1,500 car and related maintenance costs and mileage reimbursement payment.
The Nelson Employment Agreement also contains certain restrictive covenants, including confidentiality and non-disparagement covenants, a covenant not to compete or solicit clients for a period of eighteen (18) months following the termination of his employment and not to solicit employees for a period of twenty-four (24) months following the termination of his employment.
Mr. Nelson was granted an award of PSUs covering a total of 3,664,036 shares of Common Stock, which are eligible to vest over a five-year performance period beginning on January 1, 2026, in accordance with the achievement of certain performance-based and time-based service conditions set forth in the Performance Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Nelson.
Mr. Nelson was also granted an award of RSUs covering a total of 1,221,345 shares of the Company’s Common Stock, which are eligible to vest each month over a four-year period beginning on January 1, 2026, subject to Mr. Nelson’s continued employment with the Company and in accordance with the terms set forth in the Restricted Stock Unit Award Agreement, dated as of January 28, 2026, by and between the Company and Mr. Nelson.
Director Compensation
The following table provides information concerning the compensation for our non-employee directors for the fiscal year ended December 31, 2025:
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Charles Nelson(3)	$72,000	$269,856	$380,427	$722,283
Peter J. Lee(4)	$30,989	$115,499	$0	$146,488
Ondrej Sestak(4)	$32,989	$115,499	$0	$148,488
Trent Yang(4)	$36,154	$115,499	$0	$151,653
Stan Boroweic(5)	$30,000	$0	$0	$30,000
William H. Flores(6)	$35,000	$0	$0	$35,000
Phil Kornbluth(5)	$30,000	$0	$2,772	$32,772

(1)
Amounts are cash fees earned or paid for Board and committee service in fiscal 2025 under the Board of Directors Agreements (the “Director Agreements”) between the Company and each non-employee director. Under those Director Agreements, each non-employee director received an annual cash retainer of $60,000 paid quarterly. The Chair of the Audit Committee received an additional annual cash retainer of $10,000, and the Chair of the Compensation Committee an additional $4,000, each paid quarterly. Messrs. Lee, Sestak and Yang joined the Board effective June 25, 2025, and the amounts reported for them include prorated fees for the period from June 25 through June 30, 2025.

(2)
Amounts represent the grant date fair value of fully vested unrestricted stock awards, computed in accordance with FASB ASC Topic 718. On July 2, 2025, Messrs. Lee, Sestak and Yang each received 259,548 shares and Mr. Nelson received 300,000 shares, based on the closing price of the Common Stock on the grant date of $0.445. On December 5, 2025, Mr. Nelson received an additional 31,564 shares, based on the closing price of the Common Stock on the grant date of $4.32. See footnote (3). As of December 31, 2025, no non-employee director held any outstanding unvested stock awards or options.

(3)
During 2025, the Company entered into a consulting arrangement with Mr. Nelson, under which the Company paid Mr. Nelson $380,427 in cash consulting fees, which are reported in the “All Other Compensation” column. Mr. Nelson’s stock awards consist of (i) 300,000 shares granted on July 2,

2025, with a grant date fair value of $133,500, and (ii) 31,564 shares granted on December 5, 2025, under his Director Agreement following twelve months of Board service, with a grant date fair value of $136,356, which are included in the “Stock Awards” column. Mr. Nelson was appointed President and Chief Operating Officer in January 2026.
(4)
Messrs. Lee, Sestak and Yang each joined the Board, effective June 25, 2025.

(5)
Messrs. Boroweic and Kornbluth each resigned from the Board, effective May 28, 2025. The amount reported for Mr. Kornbluth under “All Other Compensation” represents fees paid in 2025 to Kornbluth Helium Consulting under a consulting agreement with the Company.

(6)
Mr. Flores resigned from the Board, effective May 30, 2025.

2026 Director Agreements
Effective July 1, 2026, in connection with the renewal of each director’s service for a new twelve-month term, the Board approved amendments to the Director Agreements. Under the amended Director Agreements, each of Messrs. Lee, Sestak and Yang receives (i) an annual cash fee of $70,000, plus an additional annual cash fee of $8,000 for serving as chair of a Board committee, in each case paid quarterly in advance; and (ii) an annual, fully vested award of Common Stock with a grant date fair value of $215,000, based on the 30-day volume-weighted average price of the Common Stock preceding the grant date. In addition, after each twelve months of continuous service as committee chair, Mr. Yang (Audit Committee), Mr. Lee (Nominating and Corporate Governance Committee) and Mr. Sestak (Compensation Committee) receive an additional fully vested award of Common Stock with a grant date fair value of $15,000, $11,000 and $9,000, respectively.
Director and Officer Indemnification Agreements
We have entered into indemnification agreements with our directors and officers whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by Nevada law for proceedings arising from their service as a director or officer, or from service at the Company’s request with another enterprise. This covers expenses, judgments, fines and settlement amounts, provided the director or officer is not liable under Nevada Revised Statutes 78.138 or acted in good faith. The Company must also pay the director’s or officer’s expenses for any claim he or she successfully defends. It must advance expenses within 30 days of a request, and the director or officer must repay them only if a court finally determines there is no entitlement. The director or officer is presumed entitled to indemnification, and the Company bears the burden of rebutting that presumption by clear and convincing evidence. The Company must also use commercially reasonable efforts to maintain D&O insurance.
Equity Compensation Plan Information
Information about the Company’s equity compensation plans required by Item 201(d) of Regulation S-K is set forth under Part II, Item 5 of the Company’s Annual Report on Form 10-K.

OTHER MATTERS
Submission of Stockholder Proposals and Director Nominations
To permit the Company and its stockholders to deal with stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the Company’s Bylaws establish advance notice procedures. All notices must be submitted to the Corporate Secretary of the Company at: New Era Energy & Digital, Inc., Attn: Corporate Secretary, Legal Department, 200 N. Loraine Street, Suite 1324, Midland, Texas 79701. Any written notice (containing the information specified in the Company’s Bylaws) must be received by the Corporate Secretary by and between the deadlines listed below (subject to change if the 2027 Annual Meeting is more than 30 days before or more than 30 days after the first anniversary date of this year’s annual meeting date). A copy of the applicable bylaw provisions may be obtained, without charge, upon written request to the Corporate Secretary at the same address.
2027 Proxy Statement and Annual Meeting Deadlines
Stockholder Proposals for Inclusion in Proxy Materials Pursuant to Rule 14a-8 under the Exchange Act	July 8, 2027
Stockholder Proposals and Director Nominations for Presentation at the 2027 Annual Meeting	August 18 – September 17, 2027
Stockholder Proxy Solicitation for Stockholder Director Nominees	October 17, 2027
Any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting must comply with the requirements of Rule 14a-8 under the Exchange Act, including the deadlines set forth in the table above. Additionally, any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 under the Exchange Act (the SEC’s universal proxy rule) in addition to complying with the earlier deadlines and requirements in the Company’s Bylaws, if any. In accordance with the Company’s Bylaws, a proposal or director nomination must be received by the Corporate Secretary between the deadlines listed above to be properly and timely submitted as business to come before the Company’s 2027 Annual Meeting. Any such notice must also comply with the applicable timing, disclosure, procedural and other requirements as set forth in the Company’s Charter, Bylaws and applicable law. If the Company does not receive notice of a proposal by and between the stated deadlines, it will be considered “untimely,” and the proxy committee may properly use its discretionary authority to vote for or against the proposal.
EXPENSES OF SOLICITATION
All costs of solicitations of proxies will be borne by us. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies from stockholders for a fee of approximately $10,000. In addition, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, email, personal interviews and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection therewith.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No person who has been our officer or director since January 1, 2025, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon, other than the interests of each director nominee in his own election. None of our directors opposed the actions to be taken by the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the beneficial ownership of our Common Stock by (i) our directors and named executive officers, (ii) all the named executive officers and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than 5% of the outstanding shares of our Common Stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of October 20, 2026, are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
The beneficial ownership of shares of Common Stock is calculated based on 117,291,542 shares of Common Stock outstanding as of October 20, 2026.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers of the Company
Charles Nelson(2)	611,459	*
P.J. Lee	298,674	*
Ondrej Sestak	310,818	*
Ted Warner(3)	229,014	*
Trent Yang	249,701	*
E. Will Gray II(4)	529,005	*
Michael J. Rugen	0	*
All Current Directors and Executive Officers of the Company as a Group (8 Individuals)	1,864,259	1.6%
5%+ Holders
BlackRock, Inc.(5)	6,224,612	5.3%
Caracola Ventures Corp.(6)	9,000,000	7.6%
Hood River Capital Management LLC(7)	8,596,985	7.3%
AMC Fund, L.P.(8)	7,800,000	6.7%

*
Less than 1.0%.

(1)
Unless otherwise noted, the business address of each of the directors and NEOs of the Company is 200 N. Loraine Street, Suite 1324, Midland, Texas 79701.

(2)
Includes (i) 279,895 vested RSUs and (ii) 331,564 shares of Common Stock.

(3)
Includes (i) 114,507 vested RSUs and (ii) 114,507 vested PSUs.

(4)
Includes (i) 229,005 vested RSUs and (ii) 300,000 vested stock options.

(5)
According to a Schedule 13G filed on July 30, 2026, by BlackRock, Inc., a Delaware corporation (“BlackRock”), BlackRock has sole voting power with respect to 6,058,800 shares, sole dispositive power with respect to 6,224,612 shares and beneficially owns an aggregate of 6,224,612 shares. The address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(6)
According to a Schedule 13G/A filed on August 14, 2026, by Caracola Ventures Corp., a British Virgin Islands company (“CVC”), CVC has sole voting and dispositive power with respect to 9,000,000 shares and beneficially owns an aggregate of 9,000,000 shares. The amount consists of (i) 7,500,000 shares directly held by CVC and (ii) 1,500,000 shares underlying call options exercisable within 60 days. The address of CVC is Calle Jose Marti 3194, Apt. 202, Montevideo, 11300, Uruguay.

(7)
According to a Schedule 13G filed on August 14, 2026, by Hood River Capital Management LLC, a Delaware limited liability company (“HRCM”), HRCM has sole dispositive power with respect to 8,596,985 shares and beneficially owns an aggregate of 8,596,985 shares. The address of HRCM is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, Florida 33410.

(8)
According to a Schedule 13G/A filed on October 9, 2026, as updated by a Form 4 dated October 14, 2026, includes (i) 5,460,000 shares of the Common Stock and (ii) 2,340,000 shares of Common Stock issuable upon exercise of currently exercisable call options, in each case held by AMC Fund, L.P., a Delaware limited partnership, which is controlled by KCM Capital Inc., a Missouri corporation, which is controlled by the individual Kent C. McCarthy. AMC Fund L.P. has shared voting and dispositive power over the shares of Common Stock that it holds but does not have voting or dispositive power of the shares subject to the call options. The address for each of Mr. McCarthy, KCM Capital Inc., and AMC Fund L.P., is 13021 W 74th St, Shawnee, KS 66216.

Transfer Agent
The transfer agent for the Company is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York 10004-1571.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
If hard copies of the materials are requested, we will send only one Proxy Statement and other corporate mailings to stockholders who share a single address unless we have received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Proxy Statement, to the Company at 200 N. Loraine Street, Suite 1324, Midland, Texas 79701.
If multiple stockholders sharing an address have received one copy of this Proxy Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Proxy Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to these reports.
We will provide without charge to each person solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and financial statement schedules. You may either call the Company at its principal executive offices at (432) 695-6997 or submit written requests to New Era Energy & Digital, Inc., Attention: Corporate Secretary, 200 N. Loraine Street, Suite 1324, Midland, Texas 79701.
By Order of the Board of Directors,
/s/ Charles Nelson

Charles Nelson
Chief Executive Officer and Chairman
Midland, Texas

Cautionary Statement Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In particular, statements pertaining to our business and growth strategies, investment and development activities and trends in our business contain forward-looking statements. When used in this Proxy Statement, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “could,” “should,” “would,” “seek,” “position,” “support,” “enable,” “target,” “opportunity,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.
Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
our ability to construct, develop, lease and maintain our flagship project;

•
our ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund our significant anticipated capital expenditures;

•
the impact of supply chain disruptions, labor availability, raw materials and input commodity costs and availability, and manufacturing and transportation;

•
general business and economic conditions;

•
environmental history, remediation and associated risks;

•
our ability to obtain and renew leases with our tenants on terms favorable to us, and manage our growth, business, financial results and results of operations;

•
our ability to respond to price fluctuations and rapidly changing technology;

•
the impact of tariffs and global trade disruptions on us and our tenants;

•
changes in political conditions, geopolitical turmoil, political instability, civil disturbances and restrictive governmental actions;

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the degree and nature of our competition;

•
our failure to generate sufficient cash flows to service indebtedness;

•
our expectations regarding the anticipated timeline of our cash, cash equivalents and short-term investments, future financial performance and our ability to continue as a going concern;

•
material negative changes in the creditworthiness and the ability of our tenants to meet their contractual obligations;

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increases and volatility in interest rates;

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increased power, labor, equipment procurement, shipping, refurbishment or construction costs;

•
a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes;

•
our inability to obtain and/or maintain necessary government or other required consents or permits;

•
changes in, or the failure or inability to comply with, local, state, federal and applicable international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates;

•
the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us;

•
our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting and operations; and

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additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2025, that was filed with the SEC on March 12, 2026, as amended by Amendment No. 1 on Form 10-K/A as filed with the SEC on March 13, 2026, and in our Form 10-Q for the quarterly period ended June 30, 2026, that was filed with the SEC on August 14, 2026.

PROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or telephone.Vote Your Proxy on the Internet:Go to https://AALvote.com/NUAIHave your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote Your Proxy by Phone:Call 1-866-804-9616Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.Vote Your Proxy by Mail:Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.As a stockholder of New Era Energy & Digital, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 pm Eastern Time, on December 15, 2026.CONTROL NUMBERPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.NEW ERA ENERGY & DIGITAL, INC.ANNUAL MEETING OF STOCKHOLDERSDECEMBER 16, 2026 AT 10:00 AM EASTERN TIMETHIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Charles Nelson and Ted Warner as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of New Era Energy & Digital, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. ET on December 16, 2026, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/NUAI/2026 by 11:59 p.m. ET on December 15, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.SignatureDateTitleSignature (Joint Owners)NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.CONTROL NUMBERAddress Change:(If you noted any Address Changes above, please mark box.)

Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held on December 16, 2026The Notice & Proxy Statement and Annual Report on Form 10-K are available at:https://web.viewproxy.com/NUAI/2026PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal 1, and FOR Proposals 2 and 3.Our Board of Directors recommends you vote FOR each nominee listed in Proposal 1.Please mark your votes like thisProposal 1. To elect five (5) nominees to serve on the Board of Directors of the Company until the 2027 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;FORWITHHOLD(1) Charles Nelson(2) Peter (“P.J.”) Lee(3) Ondrej Sestak(4) Ted Warner(5) Trent YangOur Board of Directors recommends you vote FOR Proposals 2 and 3.Proposal 2. To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for the year ending December 31, 2026;FORAGAINSTABSTAINProposal 3. To approve a proposal to adjourn the Annual Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposals set forth above;FORAGAINSTABSTAINNote: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.